UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2003

MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	01-19826 (Commission File Number)	52-1604305 (IRS Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia 30701 (Address including zip code of principal executive offices) (706) 629-7721 (Registrant's telephone number, including area code)

Item 9 and 12 . Regulation FD Disclosures and Results of Operations and Financial Condition.

On April 16, 2003, Mohawk Industries, Inc. issued a press release announcing its results of operations for the quarter ended March 28, 2003. A copy of such press release is attached to this current report on Form 8-K and is being furnished under both Item 9 and Item 12 of Form 8-K.

Non-GAAP Financial Measures. Mohawk's management uses non-GAAP financial measures as an alternative means of assessing and comparing its operations. Management compares measures that assume the same number of selling days in each period in order to evaluate a more direct comparison between periods. If an acquisition occurred during one of these periods being compared or evaluated, management uses non-GAAP financial measures which include the results of the acquired business in both periods. Management believes the use of these non-GAAP financial measures provides a more useful comparison of the financial results and trends of the business than would comparison of periods with unequal selling days or periods containing results of different businesses.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

C.    Exhibits

99.1 Press release dated April 16, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Mohawk Industries, Inc.

Date: April 16, 2003 By: /s/ FRANK H BOYKIN
Frank H. Boykin
VP & Corporate Controller

INDEX TO EXHIBITS

Exhibit

99.1.    Press release dated April 16, 2003